Exhibit 99.1

For Immediate Release

Phibro Animal Health Corporation Announces Leadership Transition - Jack Bendheim to assume the role of Executive Chairman; Daniel Bendheim named Chief Executive Officer and President

TEANECK, N.J. December 18, 2025 (Business Wire) -- Phibro Animal Health Corporation (Nasdaq: PAHC) (the “Company” or “Phibro”) today announced a leadership transition that will support the Company’s continued growth and long-term strategic direction. At the end of this fiscal year, effective July 1, 2026, Jack Bendheim, current Chairman, Chief Executive Officer and President of Phibro will take on a new managerial role as Executive Chairman and Daniel (Dani) Bendheim will assume the role of Chief Executive Officer and President of Phibro. Jack Bendheim will continue to serve as the Chairman of the Board of Directors of the Company.

Jack Bendheim joined the Company in 1969 serving in various management and executive roles. He has served as the Company’s President since 1988 and was appointed Chief Executive Officer in March 2014. He has guided the Company through significant global expansion, portfolio growth and operational transformation. Under his leadership, Phibro has become one of the leaders in the animal health industry and strengthened its position as a trusted partner in animal health and nutrition, serving livestock producers and customers throughout the world.

“As Phibro continues to evolve and expand, this is the right moment to transition leadership to guide the Company’s next chapter,” said Jack Bendheim. “Dani brings deep knowledge of our business, strong operational discipline and a global perspective that aligns with the future of our industry. I have full confidence in his ability to lead Phibro forward while maintaining the values, relationships and commitment to animal health that have defined our Company for decades.”

The Company’s full executive leadership team will remain in place and the Company’s Board of Directors has expressed its unanimous support for the transition and confidence in the leadership team’s ability to execute on the Company’s growth strategy.

In his new role as Executive Chairman, Jack Bendheim will continue to provide strategic oversight, support Phibro’s long-term growth initiatives and work closely with the executive leadership team.

Dani Bendheim joined Phibro in 1997 and was appointed Vice President of Business Development in 2001, President of Performance Products in 2004 and Executive Vice President, Corporate Strategy in March 2014. Most recently, he has served as Chief Transformation Officer for the Company’s Phibro Forward initiative - an enterprise-wide program focused on driving efficiency, growth and cultural engagement that has played a key role in the Company’s recent growth. Dani Bendheim assumes the role of Chief Executive Officer and President having extensive experience across Phibro’s global operations and a proven track record of leadership within the Company. His appointment reflects Phibro’s disciplined succession planning and its commitment to continuity, innovation and growth.

“I am honored to take on this role and grateful for my father’s decades of leadership and guidance,” said Dani Bendheim. “Phibro is in the best position it has ever been, a customer-focused company with a strong foundation and commitment to innovation. I look forward to continuing to work with our global leadership team and our dedicated and committed employees worldwide, to advance our strategy, support our customers and build on the Company’s momentum.”

About Phibro Animal Health Corporation

Phibro Animal Health Corporation is a leading global diversified animal health and nutrition company. We strive to be a trusted partner with livestock producers, farmers, veterinarians, and consumers who raise or care for farm and companion animals by providing solutions to help them maintain and enhance the health of their animals. For further information, please visit www.pahc.com.

Forward-Looking Statements

DISCLOSURE NOTICES

Forward-Looking Statements: This communication contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical or current fact included in this communication are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These statements are not guarantees of future performance or actions. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Phibro expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements” and “Risk Factors.” These filings and subsequent filings are available online at www.sec.gov, www.pahc.com, or on request from Phibro.

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Contact for Phibro Animal Health Corporation

Phibro Animal Health Corporation
Glenn C. David
Chief Financial Officer
+1-201-329-7300
or

investor.relations@pahc.com